Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kubota Pharmaceutical Holdings Co., Ltd.
Tokyo, Japan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-208692) and Form S-8 (No. 333-214935) of Kubota Pharmaceutical Holdings Co., Ltd. of our report dated March 15, 2017, relating to the consolidated financial statements and the effectiveness of Kubota Pharmaceutical Holdings Co., Ltd.’s internal control over financial reporting, which is included in this Annual Report on Form 10-K.

/s/ BDO Sanyu & Co.

Tokyo, Japan
March 15, 2017